UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2019

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GTYHW	Nasdaq Stock Market LLC

Item 2.02.	Results of Operations and Financial Condition.*

On May 13, 2019, GTY Technology Holdings Inc. (“GTY” or the “Company”) issued a press release announcing financial results for its fiscal quarter ended March 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Officers

Harry L. You

On May 7, 2019, Harry L. You, age 60, the Company’s Chief Financial Officer, was appointed President of the Company, effective immediately. Mr. You will continue to serve in his capacity as Chief Financial Officer of the Company as well. From 2008 to 2016, Mr. You served as the executive vice president of EMC Corporation in the office of the chairman. Mr. You served as a director of Korn/Ferry International (NYSE: KFY), management consulting firm, from 2004 to October 2016. Mr. You served as chief executive officer of BearingPoint, a leading IT and management consultancy from 2005 to 2007. He also served as BearingPoint’s interim chief financial officer from 2005 to 2006. From 2004 to 2005, Mr. You served as executive vice president and chief financial officer of Oracle Corporation (NYSE: ORCL). From 2001 to 2004, Mr. You served as chief financial officer of Accenture. Mr. You holds an M.A. in Economics from Yale University and a B.A. in Economics from Harvard College.

Justin Kerr

On May 7, 2019, Justin Kerr, age 34, was appointed Controller and Chief Accounting Officer of the Company, effective immediately. Mr. Kerr most recently served as Controller and Director of Finance of eCivis Inc., a wholly-owned subsidiary of the Company, beginning in April 2018. From 2012 to 2018, Mr. Kerr served in various roles at Blackline, a provider of cloud software based in Woodland Hills, California, including as an Implementation Consultant, Senior Manager of SEC Reporting and Senior Manager of Financial Planning & Analysis. Mr. Kerr served as an Assurance Manager at Moss Adams LLP from 2006 to 2012. Mr. Kerr holds a B.A. in Accounting from Pepperdine University.

(e) Compensatory Arrangements of Certain Officers

Rohleder Offer Letter

On May 7, 2019, the Company entered into a Letter Agreement (the “Offer Letter”) with Stephen Rohleder, its Chief Executive Officer. Pursuant to the Offer Letter, Mr. Rohleder will serve as Chief Executive Officer at-will for an annual base salary of $500,000 and is eligible to receive an annual cash bonus equal to 100% of his annual base salary, subject to the achievement of individual and Company performance goals.

Pursuant to the Offer Letter, in the event that Mr. Rohleder’s employment is terminated by the Company without “cause” or Mr. Rohleder resigns for “good reason” (as such terms are defined in the Offer Letter), the Company shall (i) pay him an amount equal to the sum of his annual salary plus target cash bonus, in equal installments over the course of the 12 months after his employment is terminated, (ii) reimburse COBRA continuation payments until the earlier of one year from the termination date and the date of Mr. Rohleder’s eligibility for another employer’s health plan and (iii) provide vesting with respect to a pro-rated portion of any then unvested Additional Equity Award (as defined below) based on the number of days he was employed by the Company from the date of grant of the applicable Additional Equity Award through the date of termination (“Pro-Rata Additional Equity Award Vesting”). If Mr. Rohleder’s termination “without cause” or resignation for “good reason” occurs within one year of a change in control of the Company within the definition of Section 409A of the Internal Revenue Code of 1986, as amended, the Company shall (i) pay him an amount equal to twice the sum of his annual salary plus target cash bonus, in a lump sum (subject to delay pursuant to Section 409A), (ii) reimburse COBRA continuation payments until the earlier of 18 months from the termination date and the date of Mr. Rohleder’s eligibility for another employer’s health plan and (iii) provide Pro-Rata Additional Equity Award Vesting.

Further, pursuant to the Offer Letter, Mr. Rohleder is required to enter into a form of Fair Competition Agreement (attached as an exhibit to the Offer Letter) with the Company (the “FCA”). Pursuant to the FCA, Mr. Rohleder will be required to provide the Company with up to three-months’ notice of his resignation, disclose to the Company any business opportunities presented to him, enter into confidentiality, non-disclosure and intellectual property provisions, and non-competition, non-solicitation of customers and employees, and non-disparagement restrictions.

Concurrent with entry into the Offer Letter, the Board of Directors of the Company (the “Board”) approved a grant to Mr. Rohleder of 550,000 performance-based restricted stock units (the “Initial Equity Award”). Subject to Mr. Rohleder’s continued employment (except as expressly provided in the Offer Letter), the Initial Equity Award will vest on the last day of any 120 trading-day period ending prior to the third anniversary of the grant date if, during such period, the average per share closing price of the Company’s common stock equals or exceeds $20 per share (subject to adjustment for stock splits or similar non-recurring changes in capitalization, if applicable) (the “Stock Price Hurdle”), except if during calendar year 2021, the Russell 2000 Index falls at least 30% from its highest level during calendar year 2021 and as of December 31, 2021, the Russell 2000 Index is at least 20% below its highest level during calendar year 2021, then the Initial Equity Award will remain outstanding and be eligible to vest if the Stock Price Hurdle is achieved prior to the fourth anniversary of the data of grant. In the event of a change in control prior to the vesting or forfeiture of the Initial Equity Award, the Initial Equity Award will vest if and only if the per share price paid in the change in control equals or exceeds $20 per share, but if the per share price paid in a change in control equals or exceeds $18 per share but is less than $20 per share, the Initial Equity Award will be converted into a deferred cash retention award (the “Deferred Cash Award”), the value of which will be determined by multiplying the number of restricted stock units subject to the Initial Equity Award by the per share price paid in the change in control. The Deferred Cash Award will be payable to Mr. Rohleder in a lump sum on the second anniversary of the closing of the change in control if Mr. Rohleder is then employed by the Company or the surviving or acquiring entity, except if Mr. Rohleder’s employment with the Company (or any successor or surviving entity) is terminated without “cause” or Mr. Rohleder resigns for “good reason” (as such terms are defined in the Offer Letter) prior to the second anniversary of the closing date of the change in control, then the Deferred Cash Award will be paid to Mr. Rohleder in a lump sum within 30 days following the date of such termination, subject to Mr. Rohleder executing a release.

In addition, the Board approved a grant to Mr. Rohleder of up to 79,750 performance-based restricted stock units (each, an “Additional Equity Award”), which will vest on the later of December 31, 2019 and the date the Board or the Compensation Committee certifies the extent to which the performance goals based on certain annual financial and management objectives established by the Company have been achieved (such later date the “Vesting Date”), subject to Mr. Rohleder’s continued employment on the Vesting Date.

Under both the Initial Equity Award and Additional Equity Award, Mr. Rohleder will be restricted from selling, transferring or otherwise disposing of the shares delivered thereunder for a period of up to three years to further align Mr. Rohleder’s interests with the Company.

The foregoing description of the Offer Letter is not a complete description thereof and is qualified in its entirety by reference to the full text of the fully-executed Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated May 7, 2019, by and between the Company and Stephen Rohleder.
99.1*	Press Release, dated May 13, 2019

*The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Harry L. You
Name: Harry L. You
Title: President and Chief Financial Officer

Dated: May 13, 2019